SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC
RENAISSANCE MEDIA CAPITAL CORPORATION

(Exact name of registrants as specified in their charters)

Delaware
Delaware
Delaware
Delaware
(State or Other Jurisdiction of Incorporation or Organization)

333-56679 333-56679-02 333-56679-01 333-56679-03	14-1803051 14-1801165 14-1801164 14-1803049
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrants' telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously reported, effective January 28, 2005, Charter Communications, Inc. ("Charter"), the indirect parent company and manager of Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation, eliminated the position of Chief Administrative Officer, resulting in the termination of employment of Steven A. Schumm, Executive Vice President and Chief Administrative Officer from Charter and each of Charter's subsidiaries for which Mr. Schumm served as an officer. On February 8, 2005, the parties entered into a Separation Agreement and Release, pursuant to which, among other things, Charter will continue to pay Mr. Schumm's based salary for 65 weeks at an annual rate of $450,000, and Mr. Schumm will be paid a bonus of $15,815 at such time as Charter's senior executives receive their bonuses for 2004, and a one time payment of $10,347 (net of any tax withholding) to cover COBRA payments. Mr. Schumm's stock options will continue to vest during the 65 week severance period, and he will have 60 days thereafter to exercise any vested options. The agreement referred to above is attached hereto as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1	Agreement dated as of February 8, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 11, 2005 (File No. 000-27927)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Renaissance Media Group LLC, Renaissance Media (Louisiana) LLC, Renaissance Media (Tennessee) LLC and Renaissance Media Capital Corporation have duly caused this Current Report to be signed on their behalf by the undersigned hereunto duly authorized.

RENAISSANCE MEDIA GROUP LLC
RENAISSANCE MEDIA (LOUISIANA) LLC
RENAISSANCE MEDIA (TENNESSEE) LLC

By: CHARTER COMMUNICATIONS, INC., Registrants' Manager

Dated: February 11, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

RENAISSANCE MEDIA CAPITAL CORPORATION

Dated: February 11, 2005

By: /s/ Paul E. Martin
Name: Paul E. Martin
Title: Interim Co-Chief Financial Officer,
Senior Vice President and Controller
(Co-Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX
Exhibit Number	Description
99.1	Agreement dated as of February 8, 2005. (Incorporated by reference to Exhibit 99.1 to the current report on Form 8-K of Charter Communications, Inc. filed on February 11, 2005 (File No. 000-27927)).